UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2011

Date of Report (Date of earliest event reported)

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	0-18307	91-1423516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101

(Address of principal executive offices) (Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2011, Northland Cable Television, Inc. (“NCTI”), an affiliate of Northland Communications Corporation, the general partner of Northland Cable Properties Eight Limited Partnership (“NCP-Eight”), exercised its right to terminate the asset purchase agreement dated as of October 20, 2011, between NCP-Eight and NCTI (the “Asset Purchase Agreement”). The Asset Purchase Agreement contemplated the proposed sale by NCP-Eight of substantially all of its assets to NCTI. NCTI pursued financing for the proposed transaction, but due to the current state of the credit markets, any available financing proved to be prohibitively expensive and prevented NCTI from going forward with the proposed transaction.

In the opinion of the general partner, NCP-Eight has sufficient liquidity to continue to operate in the ordinary course of business and as a going concern and the general partner will continue to operate NCP-Eight in a manner that will maximize revenue and cash flows.

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 13, 2011, NCP-Eight dispatched a letter to NCP-Eight’s limited partners regarding the termination of the Asset Purchase Agreement. A copy of the letter is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Letter to limited partners regarding termination of Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Eight Limited Partnership

By: Northland Communications Corporation, Its General Partner

Dated: December 13, 2011	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark Title: Executive Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to limited partners regarding termination of Asset Purchase Agreement.